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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K


                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                September 28, 1998
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                         TERRA TELECOMMUNICATIONS CORP.
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter



          Nevada                   0-21381                84-1349551
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



              1101 Brickell Avenue, Suite 200, Miami, Florida 33131
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code



                                 (305) 577-9700
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


                              Cypress Capital, Inc.
           5770 South Beech Court, Greenwood Village, Colorado 80121
          -----------------------------------------------------------
          Former Name or Former Address, if Changed Since Last Report









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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On September 28, 1998, Terra Telecommunications Corp. (formerly "Cypress Capital, Inc.") (the "Company") completed the acquisition of 100% of the outstanding common stock of Terra Telecommunications Corp., a Florida corporation ("Terra-Florida"), in exchange for 9,500,000 shares of the Company's Common Stock (approximately 95% of the shares now outstanding). As a condition of the closing, the existing shareholders submitted 750,000 shares for cancellation. Therefore, after the closing there were 10,000,000 shares outstanding.

     The stock issuances were made pursuant to an Agreement ("Agreement") between the Company and Terra-Florida. The terms of the Agreement were the result of negotiations between the managements of the Company and Terra-Florida. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinion or evaluation.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the schedules thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with Terra-Florida, the issuance of the 9,500,000 shares of the Company's Common Stock, and the cancellation of 750,000 shares, following are those persons known by the Company to own 5% or more of the Company's Voting Stock:

    Name and Address             Voting Shares        Voting Shares
    ----------------             -------------        -------------

Joel Esquenazi                     7,125,000              71.25%
Suite 200
1101 Brickell Avenue
Miami, Florida  33131

Carlos A. Rodriguez                2,375,000              23.75%
Suite 200
1101 Brickell Avenue
Miami, Florida  33131

Officers and Directors as          9,500,000              95.00%
a Group (3 persons)

     Effective on the closing of the acquisition, the Company's officers and directors were as follows:

          Joel Esquenazi      - President and Director
          Carlos A. Rodriguez - Executive Vice President, Secretary
                                  and Director
          David C. Langle     - Vice President and Chief Financial Officer

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on September 28, 1998, the Company acquired all of the issued and outstanding common stock of Terra-Florida in exchange for shares of the Company's Common Stock. The acquisition of Terra-Florida (accounting acquirer) by the Company (nonoperating shell) is considered in substance to be a capital transaction and is accounted for in a

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manner similar to a reverse acquisition.  The fiscal year end will continue to be December 31, 1998.

     Terra-Florida was formed as a holding company in 1998 to manage certain telecommunications companies in which Terra-Florida has ownership interests. Terra-Florida is an emerging multi-national carrier focused primarily on providing integrated and competitively priced long-distance telecommunications services, Internet access, and Internet Telephony services. Terra-Florida operates a telecommunications network of switches and leased lines with interconnections to other domestic and foreign carriers. Terra-Florida offers discounted international and national value-added wholesale, and enhanced telecommunications services to small and medium-sized businesses, as well as to residential and wholesale customers. The Company intends to continue the business of Terra-Florida.

     Terra's target market includes businesses with sales or operations in the Caribbean, South and Central America and Mexico (referred to collectively herein as "Latin America") and the rapidly growing Hispanic population in the United States.

     Terra operates a growing facilities-based telecommunications network consisting of Company-owned switches in Florida (Miami); Columbia and Peru, dedicated leased capacity between the United States and Nicaragua, Venezuela, Ecuador and Columbia, and interconnections with Interexchange carriers, local exchange carriers, and government-owned postal, telegraph and telephone monopolies around the world.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for Terra
Telecommunications Corp. are not yet available, and will be filed by amendment on or before December 14, 1998.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before December 14, 1998.

     (c)  EXHIBITS.

          Exhibit 10.1   Share Exchange Agreement dated     Filed herewith
                         September 28, 1998, by and among   electronically
                         Cypress Capital, Inc., Terra
                         Telecommunications Corp., and
                         Joel Esquenazi and Carlos A.
                         Rodriguez


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    TERRA TELECOMMUNICATIONS CORP.

Dated:  October 13, 1998            By: /s/ David C. Langle
                                        David C. Langle, Vice President and
                                        Chief Financial Officer
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